UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934
Date of Report (Date of earliest event reported): December 11, 2007
Modine Manufacturing Company

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-1373 (Commission File Number)	39-0482000 (I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403

Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 13, 2007, Modine Manufacturing Company (“Modine” or the “Company”) issued a press release announcing, among other things, that it has entered into a short-term waiver letter, dated December 11, 2007, with respect to the 4.91% Senior Notes due September 29, 2015 issued by the Company pursuant to the Note Purchase Agreement dated as of September 29, 2005. The short-term waiver was executed in order to accommodate the evaluation (discussed below) of certain of Modine’s assets for impairment or realizability, and not disrupt Modine’s ordinary business activities.
Copies of the waiver letter and press release are attached to this Current Report on Form 8-K as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.
Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 2.06 Material Impairments.
On December 13, 2007, Modine also announced that the Original Equipment — North America business continues to experience unfavorable operating results amid a slower-than-anticipated heavy-duty truck market recovery and a difficult business climate. The current outlook for this business is below the Company’s previous expectations. As a result, Modine is evaluating this segment’s goodwill and other long-lived assets for impairment and Modine’s U.S. net deferred tax assets for realizability in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets;” SFAS No. 142, “Goodwill and Other Intangible Assets,” and SFAS No. 109, “Accounting for Income Taxes.”
These evaluations could result in material non-cash charges in the Company’s fiscal 2008 third quarter. A good faith estimate of the amount or ranges of amounts of these potential non-cash charges, if any, cannot be determined at this time. The balances, as of the end of the Company’s fiscal year 2007, which are currently under review consist of Original Equipment — North America long-lived assets of $135.3 million, including goodwill of $23.8 million, and a U.S. deferred tax asset balance of $73.4 million and a U.S. deferred tax liability balance of $48.2 million. Modine intends to file an amended report on Form 8-K under Item 2.06 if it concludes that a material charge for impairment is required within four business days of reaching such a determination, including, if determinable at that time, an estimate of the amount or ranges of amounts of the charge(s).
To respond to the underlying performance issues within the Original Equipment — North America segment, Modine also announced that it is actively formulating plans for additional restructuring activities, including plant closures, product line rationalizations and other significant measures, in its North American operations and its Western European operations as well. The restructuring activities are subject to approval by the Modine board of directors. Such activities, if approved by the board of directors, would likely result in restructuring charges in the Company’s fiscal 2008 fourth quarter and thereafter. Modine intends to file an amended report on Form 8-K under Item 2.05 within four business days of committing to the additional restructuring activities.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
Statements made in this Current Report on Form 8-K regarding future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Modine’s current expectations. The Company’s actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including the completion of the Company’s impairment analysis; its determination regarding the realizability of deferred tax assets; the finalization of the Company’s restructuring plans; its ability to successfully implement any such restructuring plan and drive cost reductions as a result; its ability to continue to service its customers during the implementation of any restructuring plan; the avoidance of inefficiencies in the transition of products from plants to be closed to plants continuing in operation; factors impacting the Original Equipment — North America segment operating results; the ability of the Company, its customers and suppliers to achieve projected sales and production levels; unanticipated product or manufacturing difficulties; international economic changes and challenges; and other factors affecting the Company’s business prospects discussed in filings made by the Company, from time to time, with the Securities and Exchange Commission including the factors discussed in Item 1A, Risk Factors, and in the “Forward-Looking Statements” section in Item 7 of the Company’s most recent Annual Report on Form 10-K and its quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Waiver letter dated December 11, 2007 relating to 4.91% Senior Notes due September 29, 2015
99.1	Press Release dated December 13, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D.B. Rayburn
President and Chief Executive Officer

By: /s/ D.R. Zakos
D.R. Zakos
Vice President, General Counsel and
Secretary
Date: December 13, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Waiver letter dated December 11, 2007 relating to 4.91% Senior Notes due September 29, 2015
99.1	Press Release dated December 13, 2007

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